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                                                                    EXHIBIT 10.3

                                                          Draft of May 23, 1997

                        MANAGEMENT SERVICES AGREEMENT

                           Dated as of June __, 1997

                                 by and between

                       IRIDIUM WORLD COMMUNICATIONS LTD.

                                      and

                                  IRIDIUM LLC
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                                                            Draft of May 23,1997
                         MANAGEMENT SERVICES AGREEMENT


                 This MANAGEMENT SERVICES AGREEMENT is dated as of June __, 1997 and is made by and between IRIDIUM LLC, a Delaware limited liability company ("Iridium" or the "Manager"), and IRIDIUM WORLD COMMUNICATIONS LTD., a Bermuda company (the "Company"). Iridium and the Company are sometimes referred to herein collectively as the "Parties" and each individually as a "Party".

                 WHEREAS, Iridium was organized pursuant to a Limited Liability Company Agreement dated as of July 29, 1996, as amended (the "LLC Agreement");

                 WHEREAS, Iridium is commercializing the IRIDIUM System, a wireless communications system designed to provide global wireless telephone service;

                 WHEREAS, the Company has been established to serve as the entity through which Iridium will seek to obtain access to the equity capital markets and through which special financial transactions will be conducted; and

                 WHEREAS, the Parties hereto desire to enter into this Management Services Agreement ("Management Agreement") pursuant to which Iridium shall supervise and manage the day-to-day operations of the Company on the terms set forth herein;

                 NOW THEREFORE in consideration of the mutual covenants and agreements hereinafter set forth, the Parties hereto agree as follows:


                                   ARTICLE 1

                           GENERAL DUTIES OF MANAGER

                 1.1 General Duties of Manager. (a) From and after the date hereof until the earlier of the date (the "Termination Date") i) on which the parties mutually agree that this Management Agreement shall terminate or ii) specified by Iridium in a Termination Notice (as defined below) pursuant to
Section 1.1(b), the Manager shall, subject to the direction and oversight of the Board of Directors of the Company (the "Company Board") and subject to the Manager observing and complying with the Memorandum of Association and Bye-Laws of the Company, supervise and manage the day-to-day operations of the Company. The Manager shall implement or cause to be implemented all policy decisions relating to the operations of the Company approved by the Company Board and shall conduct or cause to be conducted the ordinary and usual business and affairs of the Company in accordance with and as limited by this
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Management Agreement.  The Manager shall have the authority on behalf of the
Company to take all actions and make all decisions (including and in addition to those described in Sections 1.2 through 1.14) other than as provided in
Article 3.

                 (b) Iridium shall have the right within 120 days after the occurrence of an Iridium Bermuda Change of Control (as defined in the LLC Agreement), to terminate this Management Agreement by giving written notice to the Company (the "Termination Notice") stating the date on which the termination of this Management Agreement shall become effective.

                 1.2 Treasury. The Manager shall administer all of the Company's treasury functions including collection and disbursement of funds and management of receivables and payables. The Company's funds shall not be commingled with the Manager's funds.

                 1.3 Legal; Indemnification. (a) The Manager shall administer all of the Company's legal affairs including any litigation by, against or involving the Company.

                 (b) Iridium shall indemnify and hold harmless the Company and each of its officers, directors and employees (each an "indemnified party") against any losses, claims, damages or liabilities to which such indemnified party may become subject, under the United States Securities Act of 1933, as amended (the "Securities Act") or otherwise, that directly or indirectly, arise out of or are related to, the Company's participation in the management and business of Iridium, including but not limited to capital raising activities conducted at the request of Iridium, and will reimburse such indemnified party for any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim, as such losses, damages, liabilities or expenses are incurred; provided, however, that Iridium shall not be liable in any such case to any indemnified party to the extent that any such loss, claim, damage or liability arises out of or is based upon an intentional act or omission of the indemnified party which was contrary to any written instruction or request of Iridium or which amounted to willful misconduct on the part of the indemnified party.

                 (c) Proceedings. Promptly after receipt by an indemnified party of notice of the commencement of any action, suit or proceeding as to which a claim in respect thereof is to be made against Iridium under Section 1.3(b), the indemnified party shall notify Iridium in writing of the commencement thereof, but the omission so to notify Iridium shall not relieve Iridium from any liability which it may have to any indemnified party otherwise than under such section. In case any such action shall be brought against any indemnified party and it shall notify Iridium of the commencement thereof, Iridium shall be entitled to participate therein and, to the extent that it shall wish, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (which shall not, except with the consent of the indemnified party, be counsel to Iridium), and, after notice from Iridium to such indemnified party of its election so to assume the





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defense thereof, Iridium shall not be liable to such indemnified party under such section for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. Iridium shall not, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party. No indemnified party shall effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution has been or may be sought hereunder without the prior written consent of Iridium.

                 (d) Contribution. In order to provide for just and equitable contribution in circumstances in which the indemnity agreement provided for in this Section 1.3 is for any reason held to be unenforceable although applicable in accordance with its terms, Iridium shall contribute to the losses, liabilities, claims, damages and expenses of the nature contemplated by such indemnity agreement incurred by any indemnified party in such proportion as shall be appropriate to reflect (i) the relative benefits received, directly or indirectly, by Iridium on the one hand and the indemnified party on the other hand, with respect to the Company's participation in the management and business of Iridium, including but not limited to capital raising activities conducted at the request of Iridium, and
(ii) the relative fault of Iridium on the one hand and the indemnified party on the other, with respect to the acts or omissions which resulted in such loss, liability, claim, damage or expense, or action in respect thereof, as well as any other relevant equitable considerations. Iridium and the Company agree that it would not be just and equitable if contribution pursuant to this
Section 1.3 were to be determined by pro rata allocation or by any other method of allocation which does not take into account the relevant equitable considerations. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from Iridium if Iridium was not guilty of such fraudulent misrepresentation.

                 (e) To the extent that (i) the Company is required to pay or reimburse any director, secretary or other officer of the Company, or any of their heirs, executors or administrators (each, a "Company Indemnified Party"), pursuant to the indemnification provided by Bye-Law 30 of the Company's Bye-Laws (the "Company Indemnity") and (ii) such Company Indemnified Party is not otherwise entitled to indemnification by, or contribution from, Iridium pursuant to this Section 3.1 or the LLC Agreement, the Manager shall, on behalf of the Company, promptly pay the amount due to such Company Indemnified Party pursuant to the Company Indemnity. In addition, to the extent that (i)





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the Company is required to conditionally advance funds to cover expenses incurred by any Company Indemnified Party pursuant to the provisions of Bye-Law 30 of the Company's Bye-Laws and (ii) such Company Indemnified Party is not otherwise entitled to the advancement of such funds pursuant to the LLC Agreement, the Manager shall, on behalf of the Company, promptly advance funds to the Company Indemnified Party to cover such expenses upon receipt of an undertaking by or on behalf of the Company Indemnified Party to repay such advanced funds to the Manager if it shall ultimately be determined that such Company Indemnified Party is not entitled to the Company Indemnity.

                 The indemnity and contribution obligations in this Section 1.3 are solely obligations of Iridium and no recourse may be had thereunder against any member, director, officer, employee or agent of Iridium.

                 1.4 Accounting System. The Manager shall maintain a system of accounting established and administered in accordance with generally accepted accounting principles consistently applied and a set of audit procedures that are consistent with generally accepted auditing standards.

                 1.5 Books and Records of the Company. The Manager shall maintain the books of account and other records of the Company including without limitation all tax returns, financial statements, contracts and licenses of the Company at all times at the Manager's principal executive offices or at such other place or places approved by the Company Board. The Manager shall maintain the books of account of the Company on an accrual basis in accordance with generally accepted accounting principles consistently applied. The Manager agrees that, to the extent required under Bermuda law or the Company's Memorandum of Association or Bye-Laws, each stockholder of the Company (a "Stockholder") shall have the right at all reasonable times during normal business hours to examine the books of account of the Company. Such right may be exercised through any agent or employee of a Stockholder designated by it or by an independent public accountant designated by such Stockholder.

                 1.6 Tax Returns and Elections; Payment of Tax Liabilities. The Manager shall cause the Company's certified public accountants (the "Accountants") to prepare the tax returns of the Company, and the Manager shall use all reasonable efforts to cause the Accountants to prepare such tax returns as soon as reasonably practicable after the end of each fiscal year of the Company. The Manager shall use all reasonable efforts to cause such tax returns to be filed on a timely basis and shall, promptly after the receipt thereof from such Accountants, deposit such copies with the Company's permanent records. The Manager shall make all elections required or permitted to be made by the Company under applicable law, consistent with any instructions issued by the Company Board. In the event that the Company is required to pay any tax or similar governmental charge and the Company does not have sufficient funds available to pay such tax or charge, the Manager





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shall pay to the appropriate authority the amount of such tax or governmental charge (the "Tax Advance") on behalf of the Company upon receipt of an undertaking by the Company to promptly repay the Manager for the Tax Advance (in whole or in installments) immediately upon the availability of funds for such purpose; provided that, in any fiscal year, the Manager shall not be required to provide aggregate Tax Advances for the payment of U.S. federal, state and local income tax liabilities of the Company in an amount greater than the amount of the Minimum Dividend (as defined in the LLC Agreement) for such fiscal year (without adjustment for any shortfall in Minimum Dividend payments for previous years).

                 1.7 Administration of Borrowing Documentation. The Manager shall administer the Company's obligations and responsibilities under any loan documents and related security and other documents relating to borrowings of the Company, including without limitation submitting certificates required of the Company thereunder and administering the Company's compliance with all loan covenants and obligations under such loan documents.

                 1.8 Insurance. The Manager shall implement the Company's insurance program, including procuring and maintaining any and all insurance required to be maintained by the Company pursuant to any agreement to which the Company is a party. The Manager also shall be responsible for administering all claims and making all collections on behalf of the Company under insurance policies covering the Company. The Manager shall be named as an additional insured or a named insured, as appropriate, under each of the insurance policies which include the Company as a named or additional insured.

                 1.9 Licenses and Permits. The Manager shall cause the Company to obtain, and the Manager shall monitor and maintain compliance with, all permits, licenses and governmental approvals necessary or desirable for the conduct of the Company's business. Where permits must be obtained, modified or renewed by the Company, the Manager shall prepare any application, filing or notice relating thereto, shall cause such materials to be submitted to, and shall represent the Company in contacts with, the appropriate governmental agency, and shall perform all ministerial or administrative acts necessary for timely issuance and the continued effectiveness thereof.

                 1.10 Investor Relations. The Manager shall be responsible for all matters relating to the relations between the Company and its Stockholders and other investors, including but not limited to, promptly providing the notice of an annual general meeting, or a special general meeting, of the Company as required by the Company's Bye-Laws, upon receipt of written notice from the Company Board of the scheduling of such meetings. The Manager shall appoint, and oversee the performance of, the registrar and transfer agent or agents for the Company's common stock.





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                 1.11  Public Relations.  The Manager shall be responsible for all public and community relations matters of the Company.

                 1.12 Securities Law and Other Filings. The Manager shall be responsible for making all filings required (a) under any applicable securities laws, including without limitation the Securities Act and the Securities Exchange Act of 1934, as amended, and (b) by any securities exchange or market on which any of the Company's securities are listed or traded.

                 1.13 Other. The Manager shall as promptly as practicable after obtaining knowledge thereof inform the Company Board of any event, action or condition that the Manager believes is reasonably likely to have a material effect on the operations or financial condition of the Company. In addition, the Manager shall provide any other assistance or services reasonably requested by the Company in connection with the management of the Company.

                 1.14 Personnel; Payment of Outside Directors' Fees and Expenses. (a) The Manager shall provide and make available as necessary all professional, supervisory, managerial, administrative and other personnel as are necessary to perform its obligations hereunder, which personnel may be employees of the Manager and/or its affiliates. Such personnel shall be qualified and experienced in the duties to which they are assigned.

                 (b) The Manager shall pay the directors of the Company who also serve as directors of Iridium pursuant to Section 1.05(a) of the LLC Agreement an annual fee in the amount authorized by the Board of Directors of Iridium from time to time and shall reimburse such directors for any expenses incurred by such directors in attending any meetings of the Company Board or any committee thereof, or any meetings of the Board of Directors of Iridium or any committee thereof.

                 1.15 Standards for Performance of Services. (a) The Manager shall perform its obligations hereunder in a prudent and efficient manner.

                 (b) The Manager shall use all reasonable efforts to perform its obligations hereunder in accordance with all applicable laws, regulations, codes, permits, licenses and standards.

                 1.16 The Company Board's Right to Deliver Instructions. The Company, by action of the Company Board, may from time to time deliver to the Manager written instructions with respect to matters arising under this Management Agreement and the Manager shall follow such instructions, provided that such instructions are consistent with the terms and conditions of this Management Agreement.





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                 1.17  Manager's Right to Request Instructions.  At any time, the Manager may, if it reasonably deems it necessary or appropriate, request written instructions from the Company Board within a reasonable period prior to the necessity for taking action with respect to any matter contemplated by this Management Agreement, and may defer action thereon pending receipt of such written instructions. Actions taken by the Manager, its officers, employees and representatives in accordance with the written instructions of the Company Board, or failure to act by such persons pending the receipt of such written instructions, shall be deemed to be proper conduct within the scope of the Manager's authority under this Management Agreement.

                                   ARTICLE 2

                                    REPORTS

                 2.1 Financial Statements; Periodic Reports. (a) The Manager shall have prepared and shall furnish to the Company Board as soon as practicable, but in any event within 90 days after the end of each fiscal year of the Company, an audited consolidated balance sheet as at the end of such fiscal year and audited statements of income and results of operations and cash flows for such fiscal year (including notes thereto), setting forth in each case (in comparative form) corresponding figures for the preceding fiscal year. Such financial statements shall be accompanied by the report thereon of the Accountants to the effect that such financial statements have been prepared in accordance with generally accepted accounting principles applied on a basis consistent with prior years (except as otherwise specified in such report).
The Manager shall use all reasonable efforts to conduct the business of the Company so that such report of the Accountants will not contain any qualifications as to the scope of the audit or with respect to the Company's compliance with generally accepted accounting principles consistently applied, except for changes in methods of accounting in which such Accountants concur.

                 (b) The Manager shall prepare and furnish to the Company Board as soon as practicable, and in any event within 45 days after the end of each fiscal quarter, a report of the Company consisting of an unaudited consolidated balance sheet as at the end of such quarter and an unaudited statement of operations, setting forth in each case in comparative form the corresponding figures for the preceding fiscal quarter. All such reports shall be certified by the Manager to be correct and complete, to fairly present in all material respects the consolidated financial condition of the Company at the date shown and the results of its operations for the period then ended and to have been prepared in accordance with generally accepted accounting principles consistently applied except for year end adjustments. The reports for each calendar quarter shall include a narrative discussion prepared by the Manager describing the business and operations of the Company during the preceding quarter.





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                                   ARTICLE 3

                            LIMITATIONS ON AUTHORITY

                 3.1 Interested Transactions. The Manager shall have no authority to give any notice, to consent to the taking of any action under, or otherwise to act on behalf of the Company with respect to, any matter under the LLC Agreement, unless the Manager has received written instructions from the Company Board or authorization from the Company Board to act on behalf of the Company as to any specific matter or classes of matters.

                 3.2 Section 2.09(b) Actions. Notwithstanding any other provision of this Management Agreement, the Manager shall have no authority to consent or approve on behalf of the Company any of the actions set forth in
Section 2.09(b) of the LLC Agreement.

                 3.3 Reserved Actions. The Manager shall have no authority to take any actions on behalf of the Company which actions may only be taken by the Company under Bermuda law or the Company's Memorandum of Association or Bye-Laws.


                                   ARTICLE 4

                                FEES AND CHARGES

                 The Manager shall perform the services to be performed hereunder free of any charge to the Company and all of the costs and expenses associated with the performance of all services hereunder shall be paid or reimbursed by the Manager including, without limitation, the funds required to be paid or advanced pursuant to Section 1.3, the fees and expenses of the Accountants, the funds required to be advanced pursuant to Section 1.6 (subject to the Company's repayment obligation), the costs of the insurance referred to in Section 1.8, the fees and costs of the filings referred to in Section 1.12 and the directors' fees and expenses referred to in Section 1.14.


                                   ARTICLE 5

                                 MISCELLANEOUS

                 5.1 Term. This Agreement shall terminate on the Termination Date (as defined in Section 1.1). No termination shall affect any rights of the Company against the Manager in respect of any breach by the Manager of any provision of this Management Agreement or any rights of the Manager hereunder.





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                 5.2  Assignment.  Neither the Company nor the Manager may
assign, transfer, convey or delegate in any manner, any of their respective duties and obligations under this Management Agreement without the prior written consent of the other Party hereto; provided that, the Manager shall have no authority to provide such consent on behalf of the Company.

                 5.3 Non-Recourse. Each representation, warranty, undertaking and agreement made in this Management Agreement on the part of either Party hereto was not made or intended to be made as a personal or individual representation, undertaking or agreement on the part of any past, present, or future general or limited partner of either Party or any such Party's incorporator, stockholder, director, officer, employee or agent or of any such person's incorporators, stockholders, directors, officers, employees, agents or partners, and no personal or individual liability or responsibility is assumed by, nor shall any recourse at any time be asserted or enforced against, any past, present, or future general or limited partner of either Party or any such partner's incorporator, stockholder, director, officer, employee or agent or against any such person's incorporators, stockholders, directors, officers, employees, agents or partners, all of which recourse (whether in common law, in equity, by statute or otherwise) is hereby forever waived and released. It is intended by the Parties hereto that the Manager shall be solely responsible for its performance of its obligations under this Management Agreement and the Company expressly waives any obligation it may have now or in the future against any individual officer, employee or agent of the Manager who performs or omits to perform any actions hereunder on behalf of the Manager.

                 5.4 Major Decisions. The Manager shall not be obligated to perform its duties or obligations hereunder to the extent but only to the extent the performance of such duties or obligations is subject to the authorization of the Company Board pursuant to Article 3 of this Management Services Agreement and such authorization has not been obtained.

                 5.5 Independent Contractor. The Manager shall be an independent contractor with respect to the performance of its obligations hereunder. In no event shall the relationship between the Company and the Manager be construed as a partnership or joint venture for any purpose.
Neither the Manager nor its employees or other agents employed by the Manager in connection with the performance of its obligations hereunder shall be deemed to be agents of the Company, except to the extent of the agency created hereunder pursuant to the authority granted to the Manager under Article 1.

                 5.6 Counterparts. This Management Agreement may be executed in several counterparts and all such counterparts shall constitute one Agreement, binding on the Parties hereto, notwithstanding that all of the parties are not signatory to the original or the same counterpart.





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                 5.7  Binding on Successors.  This Management Agreement shall be binding upon and shall inure to the benefit of the successors and permitted assigns of the Parties.

                 5.8 Severability. In the event any one or more of the provisions contained in this Management Agreement should be rendered invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby. The Parties shall endeavor in good faith negotiations to replace the invalid, illegal or unenforceable provisions with valid, legal and enforceable provisions, the economic effect of which come as close as possible to that of such invalid, illegal or unenforceable provisions.

                 5.9 Notices. All notices under this Management Agreement shall be in writing and shall be given to the person entitled thereto, by personal service, or by certified or registered mail, return receipt requested, posted to the address for that person set forth below or at any other address that he specifies in writing. Any such notice shall be deemed given on the date delivered, when so given by personal service, or on the fourth day after the date mailed, when so given by certified or registered mail.

                 The Company:     c/o      Iridium LLC
                                           1575 Eye Street, N.W.
                                           Washington, D.C.  20006

                                  cc:  General Counsel

                 The Manager:     Iridium LLC
                                           1575 Eye Street, N.W.
                                           Washington, D.C.  20006

                                  cc:  General Counsel

                 5.10 Captions. Article and section titles or captions contained in this Management Agreement are inserted only as a matter of convenience and for reference. The titles and captions in no way define, limit, extend or describe the scope of this Management Agreement nor the intent of any provision hereof.

                 5.11 Choice of Law. This Management Agreement shall be construed under the laws of the State of New York as if this Management Agreement were executed in and to be performed entirely within the State of New York.

                 5.12 Jurisdiction and Service of Process. Any suit, action or proceeding against any party with respect to this Management Agreement may be brought in a court of the United States sitting in the State of Delaware or, if jurisdiction is lacking in such a





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court, in a court of record in the State of Delaware, and each party hereby irrevocably waives, to the fullest extent permitted by law, any objection that it may have, whether now or in the future, to the laying of venue in, or to the jurisdiction of, any and each of such courts for the purpose of any such suit, action, proceeding or judgment and further waives any claim that any such suit, action, proceeding or judgment has been brought in an inconvenient forum, and the party hereby submits to such jurisdiction. Each party hereto hereby agrees that service of all writs, process and summonses in any such suit, action or proceeding brought in the State of Delaware may be made upon The Corporation Trust Company, 1209 Orange Street, Wilmington, Delaware 19801, or such alternate process agent in the United States designated with respect to the party in a writing delivered to the other party (the "Process Agent") and each of the parties hereto hereby irrevocably appoints the Process Agent in its name, place and stead to receive and forward such service of any and all such writs, process and summonses and agrees that the failure of the Process Agent to give any notice of any such service of process to such party shall not impair or affect the validity of such service or of any judgment based thereon. If the Process Agent is no longer able to so act for any reason whatsoever, the party agrees to appoint a substitute process agent, which substitute process agent shall thereafter be deemed to be the Process Agent hereunder, and to give notice of such appointment to the other party.

                 5.13 Authority. Each individual executing this Management Agreement on behalf of an entity represents and warrants that he or she has full authority to execute this Management Agreement on behalf of such entity and the execution of this Management Agreement and entry into this transaction by the undersigned has been duly authorized by such entity.

                 5.14 Entire Agreement. This Management Agreement constitutes the entire agreement between the Parties with respect to the subject matter herein contained and supersedes all agreements, representations, warranties, statements, provisions, and undertakings, whether oral or written, with respect to the subject matter hereof.

                 5.15 Amendments. This Management Agreement may be amended or modified only with the written consent of both Parties; provided that, the Manager shall have no authority to provide such consent on behalf of the Company.





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                 IN WITNESS WHEREOF, the Parties hereto have executed this
Management Agreement as of the date first above written.


                                           IRIDIUM LLC

                                           By:
                                               -----------------------------

                                           IRIDIUM WORLD COMMUNICATIONS LTD.


                                           By:
                                               -----------------------------





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